Exhibit 99.1

VENTANA MEDICAL SYSTEMS, INC.

1910 E. Innovation Park Drive

Tucson, Arizona 85755

(520) 887-2155

VENTANA MEDICAL SYSTEMS ACQUIRES SPRING BIOSCIENCE

Leader in Tissue-Based Cancer Diagnostics to Gain Key Antibody Development Capabilities

Strengthens and Accelerates Companion Diagnostics Programs

Acquisition Expected to be Accretive to GAAP EPS in 2008

Tucson, Ariz., September 5, 2007 – Ventana Medical Systems, Inc. (NASDAQ: VMSI), the global leader in tissue-based cancer diagnostics, today announced that it has acquired Spring BioScience Corporation, an industry-leading developer and supplier of next generation rabbit monoclonal antibodies and other reagents, for $28.9 million in cash. Ventana will also pay Spring shareholders up to $11.7 million over the next two years as Spring achieves specific scientific milestones. Spring BioScience, located in Fremont, California will be operated as a wholly-owned subsidiary of Ventana.

The acquisition complements and solidifies Ventana’s ability to rapidly develop world-class diagnostic antibody reagents, required components of its advanced staining technologies and critical to its long term companion diagnostics initiatives. It will also streamline Ventana’s supply chain thereby reducing the company’s reliance on external suppliers along with adding incremental gross margin on the replacement of current advanced staining antibodies. Spring’s expertise in antibody development provides Ventana significant synergies within its SISH and Quantum Dots development programs.

The transaction is expected to be accretive to Ventana’s GAAP earnings per share, including $0.05 in 2008, and $0.09 in 2009. Ventana will also record a non-cash charge for in-process R&D and transaction related expenses in the third quarter of 2007.

Christopher Gleeson, Ventana’s President and CEO, commented, “Adding Spring’s world-class team and capabilities to Ventana represents the achievement of our goal to establish and grow resources for product development and antibody design within our organization. We now have the full range of internal capabilities to develop and distribute tissue-based cancer diagnostics to pathologists and patients around the world. In addition, because antibody development is a principle component of almost all companion diagnostics programs, the acquisition of Spring BioScience further enhances Ventana’s global leadership in the rapidly emerging area of companion diagnostics – the future of personalized medicine. Spring’s management team and employees are all highly regarded in the industry and we are looking forward to leveraging their talents and reputation for delivering superior products to build on Ventana’s track record of market-leading success.”

P&M Corporate Finance, LLC acted as financial advisor and Snell & Wilmer L.L.P. acted as legal counsel to Ventana.

ABOUT VENTANA MEDICAL SYSTEMS, INC.

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company’s clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana’s drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release may contain statements that constitute ‘forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are often characterized by the terms “may,” “believes,” “projects,” “estimate,” “expects,” or ‘anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Ventana Medical and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Specific forward-looking statements contained in this press release include, but are not limited to the Company’s belief that the transaction will be accretive to its earnings per share.

Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to (i) risks associated with the integration of the acquired business, development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions; (ii) risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; (iii) other factors or statements described in the Company’s other filings with the U.S. Securities and Exchange Commission; and (iii) other factors that the Company is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date on which the statement was made. Ventana does not undertake and specifically declines any obligation to update any forward-looking statements.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.

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